EXHIBIT 32

CERTIFICATION

James S. Manuso, Ph.D., President, Chief Executive Officer and Vice Chairman of the Board of RespireRx Pharmaceuticals Inc. (the “Company”), and Jeff E. Margolis, Vice President, Treasurer, Secretary and Interim Chief Financial Officer of the Company, each hereby certifies, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, 18 U.S.C. Section 1350, that:

(1)	the Annual Report on Form 10-K of the Company for the year ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 17, 2018	/s/ James S. Manuso, Ph.D.
James S. Manuso, Ph.D.
President, Chief Executive Officer and Vice Chairman of the Board

Dated: April 17, 2018	/s/ Jeff E. Margolis
Jeff E. Margolis
Vice President, Treasurer, Secretary and Interim Chief Financial Officer

This certification accompanies the Annual Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.